EXHIBIT 99.1

BALLY TOTAL FITNESS
8700 West Bryn Mawr Avenue
Chicago, IL 60631
www.BallyFitness.com
Matt Messinger - Tel. (773) 864-6850

For Immediate Release

BALLY TOTAL FITNESS CONTINUES TO STRENGTHEN ITS
MANAGEMENT TEAM BY APPOINTING JIM MCDONALD AS
CHIEF MARKETING OFFICER

Marketing Veteran Brings Extensive Brand Development
And Creative Marketing Expertise

CHICAGO, April 28, 2005 – Bally Total Fitness Holding Corporation (NYSE: BFT), North America’s leader in health and fitness products and services, today announced that Jim McDonald, a 28-year brand, marketing and advertising veteran, has been appointed Chief Marketing Officer.

“This is a critical role in the transformation of our company and our brand,” said Paul Toback, Chairman and Chief Executive Officer of Bally Total Fitness. “Jim brings a high level of professionalism and a directly relevant skill set built from working with some of the biggest brands in the world to help us achieve our goals. He joins us at an exciting time in our development and I am confident he will be an integral part of our success.”

McDonald, a multi-unit retail specialist, comes to Bally Total Fitness from RadioShack, where he most recently served as Chief Brand Officer and Chief Marketing Officer. He was intensely involved in the Company’s store concept development, new product think tank, sales associate training as well as in developing a consumer-centric “total customer experience” within RadioShack’s 7,000 retail stores and Internet offerings. Additionally, McDonald developed several memorable advertising campaigns including the “You’ve Got Questions, We’ve Got Answers” tagline based on extensive market research.

Prior to joining RadioShack, McDonald was Senior Vice President of Young & Rubicam’s The Lord Group, where he was RadioShack’s Account Director and was involved in the initial brand repositioning.

Over his career, McDonald has worked on many major brands, including Pizza Hut, Ford, Lincoln-Mercury, Chevron, The Westin Hotels, Gulf, IBM, Stouffer’s, Wurlitzer, Compaq, RCA, Sprint and MSN. He previously headed up the advertising account for Chevron and its over 13,000 retail gasoline, food mart and car care outlets. “The Simply Smarter,” Techron additives-focused advertising for Chevron is still recognized as some of the best work in the gasoline category.

Mr. McDonald replaces Martin Pazzani, who left the company at the end of 2004.

Commenting on his appointment, Jim McDonald said, “I am very excited to join Paul and his team and am committed to growing the brand in tandem with the rejuvenation of the company’s business strategy. There is a lot to look forward to at Bally Total Fitness and I’m pleased to have the opportunity to be part of turning around this great brand.”

About Bally Total Fitness

Bally Total Fitness is the largest and only nationwide commercial operator of fitness centers, with approximately four million members and 440 facilities located in 29 states, Mexico, Canada, Korea, China and the Caribbean under the Bally Total Fitness(R), Crunch Fitness(SM), Gorilla Sports(SM), Pinnacle Fitness(R), Bally Sports Clubs(R) and Sports Clubs of Canada(R) brands. With an estimated 150 million annual visits to its clubs, Bally offers a unique platform for distribution of a wide range of products and services targeted to active, fitness-conscious adult consumers.

Forward-looking statements in this release including, without limitation, statements relating to the Company’s plans, strategies, objectives, expectations, intentions, and adequacy of resources, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These factors include, among others, the following: the outcome of the SEC and Department of Justice investigations and Bally’s internal investigation, including review and restatement of its previously announced or filed financial results and the costs and expenses associated therewith; the audit of the restated financial statements; the identification of one or more other issues that require restatement of one or more prior period financial statements; the completion and audit of Bally’s 2004 financial statements; the communication by Bally’s management and independent auditors of the existence of material weaknesses in internal controls over financial reporting; general economic and business conditions; competition; success of operating initiatives, advertising and promotional efforts; existence of adverse publicity or litigation (including various shareholder litigations) and the outcome thereof and the costs and expenses associated therewith; acceptance of new product and service offerings; changes in business strategy or plans; quality of management; availability, terms, and development of capital; business abilities and judgment of personnel; changes in, or the failure to comply with, government regulations; ability to remain in compliance with, or obtain waivers under, the Company’s loan agreements and indentures; and other factors described in prior filings of the Company with the Securities and Exchange Commission.

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